September 17, 2008

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street NE
Washington, DC 20549

Re:	Sterling Mining Company
Commission File Number (000-51669)

Dear Sirs:

We have read Item 4.01 of Sterling Mining Company’s Form 8-K dated September 17, 2008, and we agree with the statements made in all paragraphs.

Sincerely,

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington